ARTICLES OF RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        PRUDENTIAL MONEYMART ASSETS, INC.

      PRUDENTIAL MONEYMART ASSETS, INC. (formerly Prudential-Bache MoneyMart Assets Inc.), a Maryland corporation having its principal offices in the city of Baltimore, Maryland and Newark, New Jersey (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby restated in its entirety to read as follows:

      FIRST: The name of the Corporation is Prudential MoneyMart Assets, Inc.

      SECOND: The Corporation is formed for the following purposes:

            1. To conduct, operate and carry on the business of an investment company.

            2. To purchase or otherwise acquire, invest and reinvest, or otherwise place the funds of the Corporation, in, own, hold, sell, or otherwise dispose of securities or any interests therein.

            3. To exercise any and all rights, powers or privileges with reference to such business or incident to ownership or interest in respect of such funds or securities owned by it or in which it has any interest.

            4. To do any and all acts and things and to exercise any further powers as may seem necessary, appropriate or desirable for the accomplishment of the foregoing objects or purposes.

      The foregoing provisions of this Article SECOND shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

      THIRD: The post-office address of the principal office of the Corporation within the State of Maryland is c/o CT Corporation System, 32 South Street, Baltimore, Maryland 21202.

      The name and the post-office address of the resident agent of the Corporation within the State of Maryland are the CT Corporation System, 32 South Street, Baltimore, Maryland 21202. The said resident agent is incorporated under the laws of the State of Maryland.

      FOURTH:

      A. The total number of shares of stock which the Corporation has authority to issue is 15,000,000,000 shares of capital stock, of the par value of one-hundredth of one cent ($.001) per share, having an aggregate par value of $15,000,000, to be divided into two classes, consisting of 13,000,000,000 Class A shares and 2,000,000,000 Class Z shares. The Board of Directors of the Corporation is authorized, from time to time, to classify or reclassify, as the case may be, any unissued shares of stock of the Corporation.

      The Class Z Common Stock shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with the Class A Common Stock of the Corporation; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

            (1) Expenses related solely to a particular Class of Common Stock (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however, designated) shall be borne by that Class, shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class, and shall be described in the prospectus or statement of additional information for such Class as and to the extent required by the Investment Company Act of 1940, as amended, and the rules and regulations thereunder. As of the date hereof, the Class Z shares shall not be subject to any Rule 12b-1 distribution fees.

            (2) As to any matter with respect to which a separate vote of any Class is required by the Investment Company Act (including, without limitation, approval of any Rule 12b-1 plan, agreement or other arrangement referred to in subsection (1) above), such requirement as to a separate vote by that Class shall apply in lieu of any voting requirements established by the Maryland General Corporation Law. As to any matter which does not affect the interest of the Class Z Common Stock, only the holders of shares of the affected Class or Classes shall be entitled to vote.

      B. Each share of the capital stock of the Corporation shall be subject to the following provisions:

            1. Each holder of the capital stock of the Corporation, upon written request in proper form to the Corporation accompanied, in the case of shares for which certificates have been issued, by surrender of the appropriate stock certificate or certificates in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock standing in the name of such holder on the books of the Corporation, at a redemption price equal to the net asset value of such shares determined as hereinafter set forth and as fixed by resolution of the Board of Directors of the Corporation from time to time.

            2. In addition, (a) the Board of Directors is hereby empowered to authorize the purchase by the Corporation, either directly or through an agent, of shares of the capital stock of the Corporation (upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable) out of funds legally available therefor at prices not in excess of their net asset value, determined by the net asset value used in the calculation of the retail offering price of shares of the Corporation, at the time such shares are purchased, and to take all other steps deemed necessary or advisable in connection therewith, if and as fixed by the resolution of the Board of Directors of the Corporation from time to time and (b) the Board of Directors is hereby empowered to authorize the Corporation to require the redemption of all or any part of the outstanding shares upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefor, at net asset value determined as hereinafter set forth and to take all other steps deemed necessary or advisable in connection therewith, if and as fixed by the resolution of the Board of Directors of the Corporation from time to time.

            3. Notwithstanding paragraph B(1) of this Article FOURTH, the Board of Directors of the Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem shares of such capital stock or may suspend any voluntary purchases of such capital stock:

                  (a)for any period (i) during which the New York Stock Exchange is closed other than the customary week-end and holiday closings, or
            (ii) during which trading on the New York Stock Exchange is restricted;

                  (b) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

                  (c) for such other periods as the Securities and Exchange
            Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

            4. All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable at the option of the shareowner, in the sense used in the General Corporation Law, at the redemption price for any such shares, determined in the manner set out in these Articles of Incorporation or in any amendment thereto. In the absence of any specification as to the purposes for which shares of the capital stock of the Corporation are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares redeemed or repurchased by it.

            5. The net asset value of each share of capital stock of the Corporation with respect to which redemption is requested by a shareowner pursuant to the provisions of paragraph B.1 of Article FOURTH of these Articles of Incorporation or is requested by the Corporation pursuant to B.2(b) of said Article FOURTH shall be determined as of the close of business on the first full business day on which the New York Stock Exchange is open next succeeding the date on which such capital stock is surrendered by the shareowner or such other time or times as may be established by the Board of Directors in its absolute discretion, in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder, or any rule or regulation made or adopted by any securities association registration under the Securities Exchange Act of 1934; provided that if the Board of Directors so determines, in determining net asset value for such purposes there may be deducted from the market value of all securities listed or traded in on any exchange brokerage charges, stamp taxes and odd-lot premiums substantially at the rates that would be applicable if such securities were then being sold.

            6. The Corporation may issue and sell its shares in such amounts, on such terms and conditions, for such purposes and for such consideration now or hereafter permitted by the laws of Maryland, by these Articles of Incorporation and by the Investment Company Act of 1940 as its Board of Directors may determine; provided, however, that, except upon conversion of outstanding convertible securities or in connection with a merger, consolidation, acquisition of substantially all of the assets of another corporation or other organization, the consideration per share to be received by the Corporation upon the sale of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time as of which the computation of such net asset value shall be made. The net asset value of each share of the capital stock of the Corporation for the purpose of the issue of such capital stock shall be determined either as of the close of business on the last business day on which the New York Stock Exchange was open next preceding the date on which a subscription to such stock was accepted by the Corporation, or in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.

            7. Payment of the redemption price of capital stock of the Corporation with respect to which redemption is requested by a shareowner pursuant to the provisions of paragraph B.1. of Article FOURTH of these Articles of Incorporation or redemption is requested by the Corporation pursuant to paragraph B.2(b) of said Article FOURTH, as the case may be, shall, subject to paragraph B.3. of said Article FOURTH, be made by the Corporation within seven days after receipt of the shareowner's request for redemption by the Corporation or after the deposit of the request for redemption by the Corporation, as the case may be. Any such payment may be made in whole or in part, in portfolio securities, or in cash, as the Board of Directors shall deem advisable, and no shareowner shall have the right, other than as determined by the Board of Directors, to have his shares redeemed in portfolio securities.

      C. "Net asset value" of any shares of the Corporation outstanding (exclusive of treasury stock) shall be determined as required by the Investment Company Act of 1940 and pursuant to valuation methods determined by Directors which are not prohibited by such Act.

      D. The Corporation may issue fractional shares of its capital stock, which shall be entitled to the same proportionate rights as whole shares of their class, provided, however, that the Corporation shall not be required to issue share certificates for such fractional shares.

      E. Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares or votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

      F. No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class which it may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

      G. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

      FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the shareowners:

      A. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation, and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

            1. To make, alter, amend or repeal from time to time By-Laws of the Corporation except as such power may otherwise be limited in the By-Laws.

            2. To authorize the purchase of shares of the Corporation in the open market or otherwise and to authorize the redemption of shares of the Corporation, at prices not in excess of their net asset value, provided the Corporation has assets legally available for such purpose, and to pay for such shares in cash, securities or other assets then held or owned by the Corporation.

            3. To determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes annual or other net profits, total assets and the net asset value of the shares of the Corporation; from time to time to fix and vary the amount to be reserved as working capital; to set apart out of any surplus of the Corporation such reserves in such amounts and for such proper purposes as it shall determine and to abolish any such reserves or any part thereof.

            4. To distribute dividends from funds legally available therefor in such amounts, if any, and in such manner and to the shareowners of record as of such date, as the Board of Directors may determine.

            5. To determine in their discretion the manner and purposes of the allocation of brokerage commissions to be paid by the Corporation and the selection of the brokers and dealers that shall receive or share directly or indirectly in any such commissions and the basis of such receiving or sharing therein, including, but not limited to, sales of shares of the Corporation and any other corporations having the same investment adviser and statistical and other information and wire and other services provided to the Corporation or the administrator.

      B. A director or officer of the Corporation shall not be liable to the Corporation or its shareowners for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of the foregoing sentence shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

      C. Except as required by law, the holders of shares of the Corporation shall have only such right to inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.

      SIXTH: The Board of Directors shall have power insofar as permitted by law to make, alter, amend, and repeal the By-Laws of the Corporation. The Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred by these Articles of Incorporation on stockholders, directors and officers are granted subject to this reservation.

      SEVENTH: The number of directors of the Corporation shall be increased or decreased pursuant to the By-Laws of the Corporation. The number of directors shall never be less than the number prescribed by the General Corporation Law.

      EIGHTH: As used in these Articles of Incorporation, the term "shareowner" shall mean "stockholder" as the latter term is used in the General Corporation Law.

                         ------------------------------

      SECOND: The provisions set forth in these Articles of Restatement constitute all of the provisions of the Charter of the Corporation as currently in effect. These Articles do not amend the Charter of the Corporation.

      THIRD: The restatement of the Charter of the Corporation has been approved by the affirmative vote of a majority of the Directors of the Corporation at a meeting duly called and held on February 21, 1997. The Corporation has eleven Directors, Edward D. Beach, Stephen C. Eyre, Delayne D. Gold, Robert F. Gunia, Don G. Hoff, Robert E. LaBlanc, Mendel A. Melzer, Richard A. Redeker, Robin B. Smith, Stephen Stoneburn, and Nancy H. Teeters, currently in office.

      IN WITNESS WHEREOF, the Articles of Restatement have been executed on behalf of Prudential MoneyMart Assets, Inc. this 24th day of February, 1997.

                                    PRUDENTIAL MONEYMART ASSETS, INC.


                                    By: /s/ Richard A. Redeker
                                    ---------------------------------
                                    Richard A. Redeker
                                    President

Attest

   [Seal]

By:   /s/ Ellyn C. Vogin
--------------------------------
      Ellyn C. Vogin
      Assistant Secretary

      The undersigned, President of Prudential MoneyMart Assets, Inc., who executed on behalf of said Corporation the foregoing Articles of Restatement, of which this certificate is made a part, hereby acknowledges that these Articles of Restatement are the act of the Corporation and affirms that to the best of his knowledge, information and belief all matters and facts set forth therein relating to the authorization and approval of the Articles of Restatement are true in all material respects and that this statement is made under the penalties of perjury.

                                    /s/ Richard A. Redeker
                                    ------------------------------
                                    Richard A. Redeker
                                    President